UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 13, 2024

Date of Report (Date of earliest event reported)

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CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

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001-15943

(Commission File Number)

Delaware	06-1397316
(State of Incorporation)	(I.R.S. Employer Identification No.)

251 Ballardvale Street

Wilmington, Massachusetts 01887

(Address of Principal Executive Offices) (Zip Code)

781-222-6000

(Registrant’s Telephone Number, including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CRL	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 13, 2024, Charles River Laboratories International, Inc. (“Charles River”) amended and restated its existing credit agreement with certain financial institutions and JPMorgan Chase Bank, N.A., as administrative agent (the “Tenth Amended and Restated Credit Agreement”). The Tenth Amended and Restated Credit Agreement (1) extends the maturity date for the facilities, (2) reduces the aggregate revolving commitments thereunder from $3 billion to $2 billion, (3) incorporates Charles River Laboratories, Inc. (“CRL”), a direct subsidiary of Charles River, as a borrower under the credit agreement and (4) makes certain other amendments to certain other covenants and terms. Subject to certain customary exceptions, the obligations of Charles River under the Tenth Amended and Restated Credit Agreement are guaranteed by CRL, and are secured by substantially all of the assets of Charles River, CRL and any future material domestic subsidiaries of Charles River, including a pledge of 100% of the capital stock of CRL and any future material domestic subsidiaries of Charles River, and 65% of the capital stock of certain first-tier material foreign subsidiaries of Charles River and the guarantors.

The Tenth Amended and Restated Credit Agreement provides for up to approximately $2 billion in financing pursuant to a revolving credit facility. The revolving facility is available in U.S. dollars to Charles River and CRL and in euros and sterling to Charles River and certain of its subsidiaries based in the United Kingdom, the Netherlands and Luxembourg (the “Multicurrency Revolving Facility”). The revolving facility matures on December 13, 2029, and requires no scheduled payment before that date. The interest rates applicable to revolving loans under the credit agreement are equal to (A) for revolving loans denominated in U.S. dollars, at Charles River’s option, either the base rate (which is the higher of (1) the prime rate, (2) the federal funds rate plus 0.50%, or (3) the one-month adjusted SOFR rate plus 1%) or the adjusted Term SOFR rate, (B) for revolving loans denominated in euros, the adjusted EURIBOR rate and (C) for revolving loans denominated in sterling, the daily simple RFR rate, in each case, plus an interest rate margin based upon Charles River’s leverage ratio.

The Tenth Amended and Restated Credit Agreement requires that Charles River comply with an interest coverage ratio test and a leverage ratio test. In addition, the Tenth Amended and Restated Credit Agreement includes negative covenants that will, subject to significant exceptions, limit the ability of Charles River and its subsidiaries to:

•	incur, assume, or permit to exist additional indebtedness or guarantees;

•	incur liens;

•	make investments and loans;

•	engage in mergers, acquisitions, and asset sales;

•	enter into agreements limiting subsidiary distributions;

•	engage in certain transactions with affiliates, and

•	alter the business that they conduct.

The Tenth Amended and Restated Credit Agreement also contains certain customary representations and warranties, affirmative covenants, and events of default.

The Tenth Amended and Restated Credit Agreement is attached hereto as Exhibit 10.1 and incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Tenth Amended and Restated Credit Agreement, dated as of December 13, 2024, among Charles River Laboratories International, Inc., the Subsidiary Borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A. as administrative agent, and the other agents party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 13, 2024	CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
(Registrant)

	By:	/s/ Madeline Moore
		Name:	Madeline Moore
		Title:	Assistant Secretary